                                 OFFER TO LEASE

The undersigned Hydrogenics Corporation (hereinafter called "Lessee") having inspected the Premises hereby agrees to and with Orlando Corporation (herein called the "Lessor") through J.J. Barnicke Limited, ("Agent") for the Lessor, to Lease all and singular the Premises known as 5985 McLaughlin Road, Mississauga and comprising a building area of approximately 95,165 sq. ft., including the land an improvements outlined on Schedule "B", attached hereto for a term of five (5) years at a rental of $ Schedule "A", per annum, payable $ Schedule "A" monthly, in advance on the first day of each and every month during the said term.

Term

The Lease shall be for a Term of five (5) years, commencing September 1, 2000 (the "Commencement Date") and terminating on August 31, 2005 (the "Termination Date") subject to earlier termination and the Option to Extend as hereinafter set out.

Use of Premises

The Premises shall be used for general offices, light assembly, testing and manufacturing, outside storage in high pressure vessels and liquid low pressure vessels of industrial gases and petroleum based fluids in accordance with the landlords approval which shall not be unreasonably withheld and as permitted under the applicable municipal zoning by-law, subject to further explanation, the Lessor acknowledges that the Lessee will be using industrial gases, paints, petroleum based fluid, etc. in its manufacturing and product testing process, handling and containment of industrial gases, paints and petroleum based products will be to the landlords requirements, acting reasonably.

It is understood and agreed that:

Schedules "A" and "B" are attached hereto and form part of this Offer to Lease.

The parties to this Agreement acknowledge that J.J. Barnicke Limited has recommended that they obtain advice from their Legal Counsel prior to signing this document. The parties further acknowledge that no information provided by J.J. Barnicke Limited is to be construed as expert legal, tax, or environmental advice.

It is agreed that there is no representation, warranty, collateral agreement, or condition affecting this agreement, or the Premises, or supported hereby other than as expressed herein in writing.

The LEASE to be prepared at the expense of the Lessor within ten (10) days of unconditional acceptance of this offer on its Standard form, reflecting the terms and conditions herein and subject to any reasonable revision as requested by the Lessee's solicitor, and agreed to by the landlord acting reasonably.

This Offer, and its acceptance, is to be read with all changes of gender or number required by the context.

This Offer shall be irrevocable by the Lessee until 12:00 AM on the 13th day of June 2000, after which time, if not accepted, this Offer shall be null and void and the deposit, as set out in Section 5 of Schedule "A", shall be returned to the Lessee without interest.

All amounts as set out as rent or commission are to be paid plus applicable federal goods and services tax on such commission or rent.

                                                                     Page 2 of 8
Dated at VAUGHAN this 1st day of JUNE 2000.

SIGNED, SEALED AND DELIVERED         IN WITNESS whereof I have hereunto set my
in the presence of /s/ SIG           hand and seal

                                     Hydrogenics Corporation

                                     Per /s/ SIG                    (Lessee)
                                         ---------------------------

                                     Per /s/ SIG                    (Lessee)
                                         ---------------------------
                                         We are authorized to bind the
                                         Corporation


Dated at Mississauga this 6 day of June 2000.


SIGNED, SEALED AND DELIVERED         IN WITNESS whereof I have hereunto set my
in the presence of                   hand and seal

                                     Orlando Corporation

                                     Per /s/ SIG                    (Lessor)
                                         ---------------------------

                                     Per                            (Lessor)
                                         ---------------------------

================================================================================

                                ACKNOWLEDGMENT

Lessors's Solicitor:
                    ---------------------------

Lessee's Solicitor:
                    ---------------------------

I/WE the undersigned, hereby acknowledge this date having received my/our copy of the accepted OFFER TO LEASE.

Lessee's Signature: /s/ SIG                      Date: 12 JUNE 2000
                     -------------------------         -----------------------

Lessee's Signature: /s/ SIG                      Date: 12 JUNE 2000
                     -------------------------         -----------------------

Address: 100 CASTER AVE                          Tele: (905) 851-8866 x222
         -------------------------------------         -----------------------

I/WE the undersigned, hereby acknowledge this date having received my/our copy of the accepted OFFER TO LEASE.

Lessor's Signature:                              Date:
                    --------------------------         -----------------------

Lessor's Signature:                              Date:
                    --------------------------         -----------------------

Address:                                         Tele:
         -------------------------------------         -----------------------

                                 SCHEDULE "A"



Attached hereto and forming an integral part of this Offer to Lease between Orlando Corporation, as the Lessor, and Hydrogenics Corporation, as the Lessee.


1.    Net Lease

      Save as expressly otherwise provided in this Schedule "A" or the Landlords standard form of lease (herein after called "the Lease"), the Lease herein shall be an absolutely net Lease to the Lessor and, in addition to the rent, the Lessee shall pay, only applicable to "Exterior Maintenance and Repair Work" including a 15% administration fee without surcharge. The Lessee will pay reasonable costs in respect of the Premises, including, but not limited to, real estate taxes, capital taxes utility charges, water and telephone charges, Capital Tax (as defined hereafter), also outside maintenance of the driveways, trucking and parking areas, roof membrane, lawn and shrubbery maintenance, snow removal, also internal maintenance including heating, ventilation, air conditioning and related equipment, as well as running maintenance such as washrooms, dock levelers/doors, internal Premises cleaning/janitorial requirements, and also fire insurance, and liability insurance for the building. The Lessee shall pay all other business related expenses, and shall also provide for their own contents insurance, and such other insurance provided for in terms of the Lease.

    "Capital Tax" means the taxes or excises imposed by any and all taxing authorities having jurisdiction upon the Landlord and/or the owners of the Building based upon or computed by reference to the capital employed or invested by the Landlord and/or the owners of the Building in the Lands, the Building and improvements thereto.

2.    Lessor's Warranties

      Lessor warrants that, to its knowledge and belief, the Building and Lands currently comply with all applicable municipal requirements or regulations, or recommendations or Order of the Canadian Fire Underwriters Association or any body having similar functions, or any liability or fire insurance company by which Lessor may be insured and without carrying out any environmental studies that the Premises do not contain environmental contamination in levels exceeding the Standards of the Ontario Ministry of the Environment.

      Lessor warrants that it is not aware of any structural or major repairs required to be effected to the Building and parking area and it has not received any notice of non-compliance in respect of the condition of the Building or Lands, which has not been remedied.

      The Lessor warrants that all heating, ventilation, air conditioning (HVAC system), electrical, mechanical (including dock levelers, overhead doors, shipping doors) plumbing, roof membrane and sprinkler systems will be in good working condition at the date of official commencement of the Lease term by the Lessee.

      The Lessor shall be responsible for any replacements to the existing HVAC system for the first year of the Term, provided the Lessee enters into a maintenance service contract approved by the Lessor acting reasonably for these systems during the said period and said systems are properly maintained throughout the first year of the term, save and except for repairs or replacements caused by or contributed to by the Lessee, its employees, agents, contractors, invitees, representative or others for whom it is responsible in law.

      The Lessor shall warrant the mechanical / heating / air-conditioning system is capable of maintaining a reasonable working environment in all areas inside the building as follows:
      Summer indoor 24 degrees C at outdoor 30 degrees C summer limit excluded as warehouse not air conditioned
      Winter indoor 23 degrees C at outdoor -20 degrees C

3.    Structural Maintenance & Repairs

      The Lessor shall be responsible for structural repairs to the building including, without limitation, the foundations, roof deck, excluding built up roof and membrane structural columns and beams of the Leased Premises, if not occasioned by the fault of the Lessee, employees, invitees or its contractors, or those for whom the Lessee is responsible.

4.    Net Rent

      Lessee shall pay to Lessor for the first five (5) years of the Term annual Net Rent in equal monthly installments on the first day of each month during the Term as follows:


       YEAR           PER SQ. FT.          ANNUAL             MONTHLY
       ----           -----------          ------             -------
          1             $6.95           $661,396.75           $55,166.40
          2             $6.95           $661,396.75           $55,166.40
          3             $7.45           $708,979.25           $59,081.60
          4             $7.45           $708,979.25           $59,081.60
          5             $7.45           $708,979.25           $59,081.60


5.    Deposit Cheque

      It is understood and agreed by the Lessor and the Lessee that the deposit cheque in the amount of $110,232.79, to be credited towards the first and last months' net rental, will be provided within twelve (12) hours of acceptance, and deposited in the Agents' Real Estate Trust Account. The deposit shall be placed in an interest bearing account and all interest earned shall be paid to the Lessee.


6.    Option to Extend

      Provided the lessee has not been and is not then in default of the lease, the Lessee when not in default shall have the right to extend its Lease for a further period of five (5) years under the same terms and conditions, save as to further renewal, and save as to the rental rate which shall be at the then current rate for Premises of similar size, age and use, and landlords work, for the same term and a similar net Lease basis and in a similar area. The Lessee agrees to notify the Lessor in writing of its intent to renew at least nine (9) months prior to the expiration of the Lease term. If the parties cannot agree on the renewal rent within ninety (90) days of exercise of option to extend, Net Rent shall be arbitrated in accordance with the Arbitration Act (Ontario) and in accordance with the landlords' standard form of Lease.

7.     RIGHT TO SUB-LEASE OR ASSIGN

       The Lessee, provided it is not then in default, shall have the right to sub-sublet or assign its rights hereunder in the demised Premises, in whole or in part, to not more than two sub tenants, at any time or times during the Lease term, or renewal thereof, provided it has the Lessor's prior written consent, which consent is not to be unreasonably or arbitrarily withheld or delayed.

8.     SIGNS

       The Lessee upon written request and approval by the Lessor may at its own expense, have the right to erect a sign(s) on the exterior of the building or on the property, denoting its tenancy therein provided such sign(s) conforms with all Municipal By-Laws and owner's regulations governing signs, including as to size, location, and method of installation. Upon termination of the Lease, the Lessee agrees to remove such sign(s) and repair any damage that may have been caused by the installation and removal.

9.     ALTERATIONS AND INSTALLATIONS

       The Lessee shall have the right to make minor, non-structural alterations and installations not requiring a building permit and the cost being not greater than $20,0000.00 and not effecting the base building or mechanical systems, at its own expense, from time to time during the Lease term or any renewal thereof. Alterations affecting the mechanical systems, floor, roof or other structural components will require the prior written consent of the Lessor, which is not to be unreasonably withheld or delayed. The lessee will remove and make good alterations made by Lessee to the Premises at the expiration of the Lease term. All construction and alterations shall be made in strict compliance with requirements of the municipality, the Ontario Building Code, and Insurance Underwriters, and subject to the provisions of the Lease.

10.    FACSIMILE TRANSMISSION

       The Lessor and the Lessee agree that this Offer to Lease, and/or the executed acceptance thereof, when executed, may be communicated by telecopier and/or facsimile transmission, and that such execution and communication shall be legal and binding upon the parties hereto.

11.    FINANCIAL STATUS

** Orlando will require an irrevocable stand-by letter of credit drawn from a Canadian chartered bank acceptable to Orlando in the amount of Six Hundred and Fifty Thousand dollars ($650,000.00). The letter of credit shall be automatically renewable during the terms of the lease in accordance with the "letter of credit" form attached, subject to Lessee Solicitor Approval. *

       The Lessee shall, if required by the Lessor, within two (2) business days after mutual acceptance of this Offer, provide such information, including credit references, and permission to draw credit reports as the Lessor may reasonably require to satisfy themselves of the financial soundness and business experience of the Lessee and its ability to meet its obligations under the Lease. In addition, Orlando **




               The letter of credit would be released
       upon Hydrogenics Corporation reaching a net worth to be mutually agreed and specified in the lease.

12.    PREMISES

       The demised Premises shall contain a gross floor area of approximately 95,165 sq. ft. situated on 5.075 acres. The exact area of the demised Premises shall be measured and confirmed by the Lessor's architect at no cost to the Lessee and in accordance with S.I.O.R. standards for single tenant industrial buildings and Net Rent shall be adjusted accordingly if required.

13.    BUILDING IMPROVEMENTS

       The Lessor hereby warrants that the Premises include a minimum electrical service of 600 volts, 1200 amps and the ceiling height under the roof joists is at least twenty-four (24) feet.

14.    LESSOR'S WORK

       The Lessor shall, at its own expense and in a good and workmanlike manner, do the following work in the demised Premises, prior to the Lesse commencement date:

              i. Repair and repaint all office walls and interior doors to the Lessee's colour choice from the Lessor's samples.

             ii.   Replace all coloured and/or stained ceiling tiles.

            iii. Replace all office floor coverings with either carpet or vinyl composition tiles; Lessee's colour choice from Lessor's samples.

             iv.   Repair parking lot and driveways.

              v. Insure that all window coverings are all in good working order.

             vi. All interior and exterior lights throughout to be in good working order, including the replacement of all burned out bulbs, tubes and ballasts.

            vii. The Premises (offices, washrooms and warehouse) shall be in a clean and/or broom-swept condition and the grounds shall be clear and free of debris and garbage upon occupancy.

           viii.   Repaired Plant floor to be coated with a clear sealer

             ix.

              x. Non-functioning wiring and miscellaneous systems to be removed.

15.    PLANS & DRAWINGS

       Lessor to provide Lessee with scale drawings and plans of the Premises within two (2) days of acceptance of this Offer.

       The Lessee further acknowledges that the Lessor will not carry out any Landlords Work until such time as the condition above is satisfied. The Lessee agrees to provide access to the Leased Premises, once the condition is satisfied, for the purpose of the Lessor completing the Landlords Work.

              (a) the execution and delivery by the Lessee to the Lessor of a new Lease, based on the Lessor's then current standard form of Lease; and

              (b) the commencement of the term of the Lease for the Expansion Premises.

20.

21.    Early Access

       The Lessee shall be granted joint early access with the Lessor, while the Lessor complete its work. The Lessee will not interfere of delay the Lessor in completing its work to the Premises for a minimum period of sixty (60) days prior to the Commencement Date for the purpose of preparing the Premises for its intended use and commencement or occupancy, and subject to Premises being available, free from Net Rent and Additional Rent payment obligations (including hydro) until the Commencement Date.

22.    Time of the Essence

       Time is of the essence of this Agreement and each part of it.

23.    Lessee's Condition

       This Offer to Lease is expressly conditional for a period of two (2) business days from the date of mutual acceptance upon the Lessee obtaining approval of the Board of Directors of Hydrogenics Corporation and the Lessees solicitors approval of the (letter of credit) form as per clause - H herein. If the Lessee does not deliver notice in writing to the Lessor within the two (2) business day conditional period removing these conditions then this Offer to Lease shall be deemed null and void and of no further force or effect and the deposit shall be returned in full to the Lessee without interest.

24.    Lessee's Further Condition

       This Offer to Lease and any Lease arising from this Offer is expressly conditional for the period of sixty days from the date of mutual acceptance upon the Lessor obtaining a decision of the Land Division Committee of the City of Mississauga approving variance from the existing Zoning By-law permitting outside storage of high pressure vessels and liquid low pressure vessels containing industrial gases used by the Lessee in its manufacturing and product testing process and all rights of appeal have expired without an appeal having been made (the "Decision"). If the Lessor is unable to obtain such Decision, then this Offer and any Lease shall be deemed null and void and of no further force and effect and the deposit shall be returned to the Lessee. The Lessor agrees to take all necessary action to forthwith apply for and obtain the Decision.

       The Lessee acknowledges and agrees that all costs, expenses and fees incurred by the Leasee during any such conditional period shall not be recoverable from the Lessor. In the event the foregoing condition is not satisfied and hereby releases the Lessor from any costs, expenses, damages or fees the Lessee may incur including without limitation all costs or expenses with respect to its early occupancy, fixturing or rent paid under the Lease. In addition, the Lessee covenants and agrees to surrender and yield up possession of the Leased Premises and the Lease in the event the foregoing condition is not satisfied on or before such sixty (60) day period, unless otherwise agreed to in writing by the Landlord and the Lessee.

16.

17.    Environmental Condition

       The Lessor, without having done any investigation represents and warrants that to the best of its knowledge there is no contamination or any other environmental hazards or non-compliance above M.O.E. current clean-up guidelines on the lands that form 5985 McLaughlin Road, Mississuaga. There are no underground tanks or piping (other than utility piping ) on or under the lands outside the building, and agrees that any cost in regards to any and all environmental issues that preceded the Tenant's occupancy shall not be the Tenant's responsibility.

18.    Warranties

       Warranties made in this Offer to Lease shall not merge on execution of the Lease and shall be contained in the Lease.

19.    Expansion Premises

       Should the Tenant wish to relocate from the leased premises into larger premises of approximately 145,000 square feet (the new premises) owned by the Landlord, provided the lease is in good standing and provided that the Landlord and Tenant have entered into a mutually agreeable lease for the new premises, then the Tenant will be released from the lease for the existing premises upon commencement of the new term.

              (a) the execution and delivery by the Lessee to the Lessor of a new Lease, based on the Lessor's then current standard form of Lease; and

              (b) the commencement of the term of the Lease for the Expansion Premises.

20.

21.    Early Access

       The Lessee shall be granted joint early access with the Lessor, while the Lessor complete its work. The Lessee will not interfere or delay the Lessor in completing its work to the Premises for a minimum period of sixty (60) days prior to the Commencement Date for the purpose of preparing the Premises for its intended use and commencement or occupancy, and subject to Premises being available, free from Net Rent and Additional Rent payment obligations (including hydro) until the Commencement Date.

22.    Time of the Essence

       Time is of the essence of this Agreement and each part of it.

23.    Lessee's Condition

       This Offer to Lease is expressly conditional for a period of two (2) business days from the date of mutual acceptance upon the Lessee obtaining approval of the Board of Directors of Hydrogenics Corporation and the Lessees solicitors approval of the (letter of credit) form as per clause - H herein. If the Lessee does not deliver notice in writing to the Lessor within the two (2) business day conditional period removing these conditions then this Offer to Lease shall be deemed null and void and of no further force or effect and the deposit shall be returned in full to the Lessee without interest.

24.    Lessee's Further Condition

       This Offer to Lease and any Lease arising from this Offer is expressly conditional for the period of sixty days from the date of mutual acceptance upon the Lessor obtaining a decision of the Land Division Committee of the City of Mississauga approving variance from the existing Zoning By-law permitting outside storage of high pressure vessels and liquid low pressure vessels containing industrial gases used by the Lessee in its manufacturing and product testing process and all rights of appeal have expired without an appeal having been made (the "Decision"). If the Lessor is unable to obtain such Decision, then this Offer and any Lease shall be deemed null and void and of no further force and effect and the deposit shall be returned to the Lessee. The Lessor agrees to take all necessary action to forthwith apply for and obtain the Decision.

       The Lessee acknowledges and agrees that all costs, expenses and fees incurred by the Lessee during any such conditional period shall not be recoverable from the Lessor. In the event the foregoing condition is not satisfied and hereby releases the Lessor from any costs, expenses, damages or fees the Lessee may incur including without limitation all costs or expenses with respect to its early occupancy, fixturing or rent paid under the Lease. In addition, the Lessee convenants and agrees to surrender and yield up possession of the Leased Premises and the Lease in the event the foregoing condition is not satisfied on or before such sixty (60) day period, unless otherwise agreed to in writing by the Landlord and the Lessee.